Exhibit 2.2

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 dated as of June 24, 2004 (the “Amendment”) to the Agreement and Plan of Merger dated as of May 12, 2004 (the “Merger Agreement”) among Appilog, Inc. (the “Company”), Appilog Logview Ltd., registered with the Israeli Registrar of Companies as Number 51-304272-1 and a wholly-owned subsidiary of the Company (the “Company Subsidiary”), Mercury Interactive Corporation, a Delaware corporation (“Parent”), Alaska Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and Amnon Shoham as the stockholders’ representative (the “Stockholders’ Representative”).

WHEREAS, the Company, the Company Subsidiary, Parent, Merger Sub and the Stockholders’ Representative wish to amend certain sections of the Merger Agreement as provided below;

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Amendment of Merger Agreement.

1.01 The definition of “Accrued Company Expenses” in Section 1.01(a) of the Merger Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Accrued Company Expenses” means, as of the date of Closing, the sum of (i) the amount of fees and expenses (including, without limitation, legal, accounting, investment banking, finders and advisory fees and expenses), employee bonuses and related expenses (including an aggregate of $500,000 to be granted, immediately prior to the Closing, to certain employees in the form of a cash bonus, whether or not such bonus is paid prior to the Closing), severance payments and any other expenses, in each case, incurred by the Company in connection with this Agreement and the transactions contemplated hereby but not paid as of such date; provided that, to the extent the aggregate fees and expenses owed to Broadview International LLC in connection with this Agreement and the transactions contemplated hereby are less than the amount of fees and expenses that would be owed pursuant to the terms of the Letter Agreement dated December 19, 2003 between Broadview International LLC and the Company, one-half of the amount of such difference shall not be included in “Accrued Company Expenses”, (ii) the amount of any payables owed by the Company or the Company Subsidiary as of June 1, 2004 which, if paid in the ordinary course of business consistent with the terms of the appropriate invoices, would have been paid as of June 1, 2004, (iii) one-half of all amounts collected by the Company on or after the date of this Agreement, and (iv) the aggregate of all amounts payable by the Company in connection with any extension of any directors and officers liability insurance policy or the purchase of any such new policy for any director or officer of the Company.”

1.02 The definition of “Parent Average Price Per Share” in Section 1.01(a) of the Merger Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Parent Average Price Per Share” means the closing price of the Parent Common Stock on May 10, 2004 (i.e., $43.42)”.

1.03 Pursuant to Section 6.01 of the Merger Agreement, Parent hereby consents to (a) the issuance by Appilog to its employees of an additional 265,068 fully-vested Company Stock Options, with and exercise price no less than $0.04 per share, and (b) the grant by Appilog, immediately prior to the Effective Time, of an aggregate of $500,000 in cash bonuses to certain of its employees.

1.04 Section 10.02 of the Merger Agreement is hereby amended as follows:

(a) Subsection 10.02(a)(viii) is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(viii) up to $250,000 of any Damages arising out of, in connection with or relating to the Company’s agreement with Discovery Health (PTY) Ltd. to the extent relating to any refund paid to Discovery in connection with such agreement (the items in clauses (i)-(viii) of this sentence, collectively, “Losses”)”

(b) Subsection 10.02(c) is hereby amended by adding the following proviso to the end of such subsection:

“; provided, that the Stockholders’ Representative shall in no event object to the amount claimed by the Parent Indemnified Party for indemnification from the Escrow Fund with respect to any Loss pursuant to Section 10.02(a)(viii); provided further, that the Escrow Agent shall deliver to the Parent Indemnified Party funds from the Escrow Fund in respect of any Loss pursuant to Section 10.02(a)(viii) without any notification from the Stockholders’ Representative.”

(c) Subsection 10.02(d) is hereby amended by adding the following proviso to the end of such subsection:

“; provided, that the Stockholders’ Representative shall in no event disagree as to the indemnification requested by the Parent Indemnified Party from the Escrow Fund with respect to any Loss pursuant to Section 10.02(a)(viii).”

(d) Subsection 10.02(g) is hereby amended by adding the following proviso to the end of such subsection:

“; provided further, that any Losses arising out the matters set forth in Section 10.02(a)(viii) shall be recoverable from the first dollar and shall not be subject to the Basket Amount; provided further, that any such Losses that are recoverable from the first dollar and not subject to the Basket Amount, shall likewise not be counted towards the calculation of the Basket Amount.”

1.05 Schedule 4.05(b)(i) of the Company Disclosure Schedule is hereby amended by deleting such Schedule in its entirety and replacing it with the Schedule attached hereto as Exhibit A, such amendment being intended to give effect to the grant of options approved hereunder and the re-allocation of certain previously granted options.

1.06 It is no longer the parties intention (and pursuant to the Company’s authority under Section 11(a) of the Company Stock Plan to adjust options even if such adjustment would disqualify such options’ status as ISOs) that the Company Stock Options assumed by Parent pursuant to Section 2.05 of the Merger Agreement shall qualify as incentive stock options, as defined in Section 422 of the Code, to the extent such Company Stock Options qualified as incentive stock options immediately prior to the Effective Time. The last sentence of Section 2.05(a) is hereby deleted.

1.07 Schedule 4.16 of the Company Disclosure Schedule is hereby amended by deleting such Schedule in its entirety and replacing it with the Schedule attached hereto as Exhibit B, such amendment being intended to correct a scrivener’s error.

2.	Miscellaneous.

2.01 Effect. Except amended hereby, the Merger Agreement shall remain in full force and effect.

2.03 No Waiver. This Amendment is effective only in the specific instance and for the specific purpose for which it is executed and, except as specifically set forth herein, shall not be considered a waiver or agreement to amend as to any provision of the Merger Agreement (as amended) in the future.

2.04 Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Merger Agreement unless the context clearly indicates or dictates a contrary meaning.

2.05 Notices. All notices, requests, demands and other communications provided for in this Amendment shall be delivered in compliance with Section 12.01 of the Merger Agreement.

2.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

2.07 Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

2.08 Effectiveness. This Amendment shall become effective when (a) each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Amendment, each signed by the other party or parties hereto or thereto and (b) upon the approval of the Company’s Stockholders pursuant to Section 12.02(a) of the Merger Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 or have caused it to be executed by their respective officers thereunto duly authorized, as of the date first above written.

APPILOG, INC.

By:	/s/ Irwin Wallach
Name:	Irwin Wallach
Title:	CEO

APPILOG LOGVIEW LTD.

By:	/s/ Irwin Wallach
Name:	Irwin Wallach
Title:	CEO

MERCURY INTERACTIVE CORPORATION

By:	/s/ Susan J. Skaer
Name:	Susan J. Skaer
Title:	Vice President, General Counsel & Secretary

ALASKA MERGER CORPORATION

By:	/s/ Susan J. Skaer
Name:	Susan J. Skaer
Title:	Vice President, General Counsel & Secretary

/s/ Amnon Shoham
Amnon Shoham, as STOCKHOLDERS’ REPRESENTATIVE

Exhibit A

SCHEDULE 4.05(b)(i)

Stock Options Outstanding

Name	Number of Shares	Vesting Commencement Date	Exercise Price ($)	Tax Status	Date of Grant	Expiration Date
Israeli Employees
Almog Shoshi	12,000 3,000 26,783 35,010 15,933	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Argov Ori	6,000 3,285 21,966 6,362	June 17, 2001 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Atzmon Ester	12,000 5,000 67,727 43,750 26,158	June 10, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Benenson Pola	6,000 3,285 21,234 6,362	January 1, 2001 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 May 10, 2014 June __. 2014
Beno Tal	18,000 7,000 127,045 52,012 41,993	April 10, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Binder Dikla	12,000 5,000 67,727 28,872 23,129	July 10, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Blitzer Yael	6,000 3,000 32,783 46,323 18,089	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Broner Tal	9,000 5,000 70,727 55,897 28,631	June 19, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Cohen Judy	17,410 1,459	November 30, 2003 Vested	0.04 0.04	Approved 102 CGO Approved 102 CGO	December 30, 2003 June __, 2004	December 30, 2013 June __, 2014
Cohen Nahum	15,000 3,000 66,727 46,263 27,041	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014

Name	Number of Shares	Vesting Commencement Date	Exercise Price ($)	Tax Status	Date of Grant	Expiration Date
David Israel	180,000 50,000 2,091,300 241,839	January 21, 2001 June 1, 2002 November 23, 2003 Vested	0.001 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014
David Israel	180,000 50,000	January 21, 2001 June 1, 2002	0.001 0.04	Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003	December 30, 2013 December 30, 2013
Haltovsky Ronit	12,000 5,000 215,130 31,250 50,737	May 15, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30,2013 December 30, 2013 May 10, 2014 June __, 2014
Kreiman Edward	32,498 5,208	December 28, 2003 Vested	0.04 0.04	Approved 102 CGO Approved 102 CGO	May 3, 2004 June __, 2004	May 3, 2014 June __, 2014
Mardiks Nir	12,000 114,511 31,439 32,159	October 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Orbach Doron	9,000 5,000 112,511 47,064 35,339	July 15, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Pelner Naama	18,000 7,000 101,511 59,301 38,175	June 10, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.01 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Perets Gabriel	12,000 5,000 109,511 14,351 28,977	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Rassin Dimitry	15,000 5,000 80,977 53,444 31,812	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Shalev Rina	17,410 13,841 6,362	August 28, 2002 Vested Vested	0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 May 10, 2014 June __, 2014
Shvets Michael	41,783 5,223 9,570	October 12, 2003 Vested Vested	0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 May 10, 2014 June __, 2014
Sorkin Denys	15,000 5,000 80,977 53,444 31,812	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Tsuberi Ilan	12,000 5,000 109,511 45,364 34,993	June 10, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
Yellin Hava	84,727 1,216 17,499	September 1, 2003 Vested Vested	0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 May 10, 2014 June __, 2014
Zagoiry Sima	17,410 3,545	February 17, 2002 Vested	0.04 0.04	Approved 102 CGO Approved 102 CGO	December 30, 2003 June __, 2004	December 30, 2013 June __, 2014
Zidon Bnaya	41,783 14,886	February 22, 2004 Vested	0.04 0.04	Approved 102 CGO Approved 102 CGO	May 3, 2004 June __, 2004	May 3, 2014 June __, 2014
Zilberstein Michael	6,000	October 16, 2001	0.04	Approved 102 CGO	December 30, 2003	December 30, 2013

Name	Number of Shares	Vesting Commencement Date	Exercise Price ($)	Tax Status	Date of Grant	Expiration Date
Zilberstein Michael	6,000 11,410 13,841 6,362	October 16, 2001 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04	Approved 102 CGO Approved 102 CGO Approved 102 CGO Approved 102 CGO	December 30, 2003 December 30, 2003 May 10, 2004 June __, 2004	December 30, 2013 December 30, 2013 May 10, 2014 June __, 2014
US Employees and Subcontractors
Assa (Muli) Samuel	300,000 5,163,900 1,160,650 663,620	January 1, 2001 September 1, 2003 September 1, 2003 Vested	0.001 0.04 0.04 0.04	NQ ISO ISO NQ	February 16, 2004 February 16, 2004 February 16, 2004 May 10, 2004	February 16, 2014 February 16, 2014 February 16, 2014 May 10, 2014
Beischer John	206,000 2,115,300 403,638	June 1, 2003 November 23, 2003 Vested	0.04 0.04 0.04	ISO ISO NQ	March 1, 2004 March 1, 2004 May 10, 2004	March 1, 2014 March 1, 2014 May 10, 2014
Bloch Guy	32,498 4,062 276	October 1, 2003 Vested Vested	0.04 0.04 0.04	ISO NQ NQ	February 16, 2004 May 10, 2004 June __, 2004	February 16, 2014 May 10, 2014 June __, 2014
Carroll Juliana	25,750 90,315 877	March 18, 2002 November 23, 2003 Vested	0.04 0.04 0.04	ISO ISO NQ	February 16, 2004 February 16, 2004 June __, 2004	February 16, 2014 February 16, 2014 June __, 2014
Cohn David	25,750 90,315 877	August 15, 2002 November 23, 2003 Vested	0.04 0.04 0.04	ISO ISO NQ	February 16, 2004 February 16, 2004 June __, 2004	February 16, 2014 February 16, 2014 June __, 2014
Fischler Ronen	103,000 1,057,650 122,676	November 24, 2002 November 23, 2003 Vested	0.04 0.04 0.04	ISO ISO NQ	February 16, 2004 February 16, 2004 May 10, 2004	February 16, 2014 February 16, 2014 May 10, 2014
Ifhar Iftah	1,538,211 286,367	December 15, 2003 Vested	0.04 0.04	ISO NQ	March 1, 2004 May 10, 2004	March 1, 2014 May 10, 2014
Johnson Lu	25,750 75,227 43,872 29,491	June 1, 2002 November 23, 2003 Vested Vested	0.04 0.04 0.04 0.04	ISO ISO NQ NQ	February 16, 2004 February 16, 2004 May 10, 2004 June __, 2004	February 16, 2014 February 16, 2014 May 10, 2014 June __, 2014
King Kimberly	435,244 3,289	September 15, 2003 Vested	0.04 0.04	ISO NQ	February 16, 2004 June __, 2004	February 16, 2014 June __, 2014
Klevansky Daniel	12,000 3,000 26,783 66,129 22,269	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	NQ ISO ISO NQ NQ	February 16, 2004 February 16, 2004 February 16, 2004 May 10, 2004 June __, 2004	February 16, 2014 February 16, 2014 February 16, 2014 May 10, 2014 June __, 2014
Levine Josh	350,000 2,645	February 2, 2004 Vested	0,04 0.04	ISO NQ	February 16, 2004 June __, 2004	February 16, 2014 June __, 2014
Primus Aryeh	32,498 6,616	October 27, 2003 Vested	0.04 0.04	ISO NQ	February 16, 2004 June __, 2004	February 16, 2014 June __, 2014
Prinsky Josh	24,374 3,047 207	September 2, 2003 Vested Vested	0.04 0.04 0.04	ISO NQ NQ	February 16, 2004 May 10, 2004 June __, 2004	February 16, 2014 May 10, 2014 June __, 2014
Wallach Irwin	515,000 4,707,925 580,325 1,013,599	January 15, 2002 June 15, 2003 June 15, 2003 Vested	0.04 0.04 0.04 0.04	ISO ISO ISO NQ	March 1, 2004 March 1, 2004 March 1, 2004 May 10, 2004	March 1, 2014 March 1, 2014 March 1, 2014 May 10, 2014
Wang Ling	6,000 28,820 263	May 13, 2002 November 23, 2003 Vested	0.04 0.04 0.04	ISO ISO NQ	February 16, 2004 February 16, 2004 June __, 2004	February 16, 2014 February 16, 2014 June __, 2014
Ziv Shai	90,000 10,000 63,652 37,613 43,212	January 1, 2001 June 1, 2002 November 23, 2003 Vested Vested	0.001 0.04 0.04 0.04 0.04	NQ ISO ISO NQ NQ	February 16, 2004 February 16, 2004 February 16, 2004 May 10, 2004 June __, 2004	February 16, 2014 February 16, 2014 February 16, 2014 May 10, 2014 June __, 2014

Name	Number of Shares	Vesting Commencement Date	Exercise Price ($)	Tax Status	Date of Grant	Expiration Date
US Consultant
Doron Yehuda	839,024 6,340	February 19, 2004 Vested	0.04 0.04	NQ NQ	February 16, 2004 June __, 2004	February 16, 2014 June __, 2014

(A)	See Schedule 4.05(a)(1) and (3).
(B)	The Agreement requires that the Company grant certain options and accelerate the vesting of certain other options.
(C)	On May 10, 2004, the Board of Directors of the Company amended the Company Stock Plan to increase the number of shares of Common Stock issuable thereunder from 32,162,592 to 68,162,592. This increase is contingent upon the stockholder approval and shall be effective immediately prior to the Effective Time.\
(D)	On May 10, 2004, the Compensation Committee of the Board of Directors of the Company authorized the grant of certain non-qualified stock options and Section 102 stock options to certain employees of the Company and the Company Subsidiary as set forth in the table above.
(E)	On June , 2004, the Compensation Committee of the Board of Directors of the Company authorized (1) the amendment of certain non-qualified stock options and Section 102 stock options granted on May 10, 2004 and (2) the grant of certain non-qualified stock options and Section 102 stock options to certain employees of the Company and the Company Subsidiary. The table above reflects these amendments and grants.

Exhibit B

SCHEDULE 4.16

Real Property

	Date	The Lessor	Property	Aggregate Annual Rental Fees	Termination date	Renewal Provision	Comments
1.	March 30, 2004	Yehudit Pomerantz and/or Ofer Pomerantz	Offices in Israel	$21,840	March 31, 2005	+
2.	May 14, 2001	Y.D. vehicle and transportation Ltd. (Europcar)	Cars Leasing Agreement	$79,949	36 Months		13 cars.
3.	November 23, 2003	IBM	pSeries 615	$1,656	24 Months	-	Not signed.
4.	August 2002	Re Systems Group, Inc. (Sub-Lease)	Office in the U.S.A	$81,900	December 29, 2004
5.	(not dated)	Canon Business Solutions –Northeast, Inc.	Copy Machine	$6,540	36 Months	+
6.	Lien Agreement in favor of IBM Israel Ltd. concerning the pSeries 615 server, dated December 28, 2003.